Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January 14, 2016, by and among ESSA Pharma Inc., a corporation incorporated under the laws of British Columbia (the “Company”), and those investors that are parties to the Subscription Agreements (as defined below) (each individually, an “Investor” and together, the “Investors”).

WHEREAS:

A. Pursuant to the subscription agreements between the Company and each of the Investors, of even date herewith (the “Subscription Agreements”), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Investors common shares of the Company (“Common Shares”) and Warrants (as defined below) in the amounts described in the Subscription Agreements, where each of the Warrants is exercisable into Common Shares, each upon the terms and conditions and subject to the limitations and conditions set forth in the Warrants, all subject to the terms and conditions of the Subscription Agreements; and

B. To induce the Investors to execute and deliver the Subscription Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws,

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. DEFINITIONS.

a. As used in this Agreement, the following terms shall have the following meanings:

(i) “Additional Filing Deadline” means, with respect to any Registration Statements that may be required pursuant to Section 2(a)(ii), (a) the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because (A) the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement or (B) the existing Registration Statement is no longer available for resales of the Registrable Securities, or (b) if such additional Registration Statement is required for a reason other than as described in (a) above, the twentieth (20th) day following the date on which the Company becomes aware or is notified that such additional Registration Statement is required.

(ii) “Additional Registration Deadline” means, with respect to any additional Registration Statement(s) that may be required to be filed pursuant to Section 2(a)(ii), the thirtieth (30th) day following (a) the first date or time that such Registrable Securities may then be included in a Registration Statement if such Registration Statement is required because (A) the SEC shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement or (B) the existing Registration Statement is no longer available for resales of the Registrable Securities, the first day on which such existing Registration Statement will no longer be available therefor, or (b) if such additional Registration Statement is required for a reason other than as described in (a) above, the fortieth (40th) day following the date on which the Company first becomes aware or is notified that such additional Registration Statement(s) is required.

(iii) “Buyer” means any Investor and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 10 hereof.

(iv) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor statute.

(v) “Filing Deadline,” for each Registration Statement or prospectus supplement thereto required to be filed hereunder other than Section 2(a)(ii), shall mean a date that is thirty (30) calendar days following the date the applicable Common Shares and Warrants are issued and, in the case of Section 2(a)(ii), shall mean the Additional Filing Deadline.

(vi) “Person” means and includes any natural person, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, government entity or any political subdivision or agency thereof, or any other entity.

(vii) “Register,” “Registered,” and “Registration” refer to a registration effected by (i) preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or General Instruction II.L. to Form F-10 (or successor thereto) or, in either case, any successor rule providing for offering securities on a continuous basis, (ii) the declaration or ordering (or otherwise granting) of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”) and (iii) the filing with the SEC of a final prospectus or prospectus supplement meeting the requirements of the Securities Act and describing the specific securities to be sold or otherwise disposed of thereunder and the proposed method of distribution of such securities.

(viii) “Registrable Securities,” for a given Registration, means (a) any Common Shares issued pursuant to the Subscription Agreements (“Subscription Shares”), (b) any Common Shares (the “Warrant Shares”) issued or issuable upon exercise of or otherwise pursuant to the Warrants (without giving effect to any limitations on exercise set forth in the Warrants), (c) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing, (d) any additional Common Shares issuable in connection with any anti-dilution provisions in the Warrants, (e) any other warrants or Common Shares issuable pursuant to the terms of the Subscription Agreements, the Warrants or this Registration Rights Agreement, and (f) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. Securities will cease to be Registrable Securities when (A) they have been effectively Registered and disposed of in accordance with such Registration; (B) they have been sold pursuant to Rule 144 or Rule 904 of Regulation S under the Securities Act; (C) all of the Registrable Securities (in the reasonable opinion of counsel to the Buyers) may be immediately sold to the public without registration or restriction (including without limitation as to volume by each holder thereof) under the Securities Act; or (D) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company and the Company shall not have any “stop transfer” instructions in effect.

(ix) “Registration Deadline” shall mean, other than for purposes of the Registration Statements required under Section 2(a)(ii), the earlier of (i) the date that is sixty (60) days after the date that the applicable Registration Statement is actually filed or (ii) the date that is sixty (60) days after the applicable Filing Deadline and, with respect to any Registration Statements required to be filed under Section 2(a)(ii), the Additional Registration Deadline.

(x) “Registration Statement(s)” means a registration statement(s) of the Company under the Securities Act required to be filed hereunder.

(xi) “Warrant(s)” means the warrants issued by the Company pursuant to the Subscription Agreements.

2. REGISTRATION.

a. MANDATORY REGISTRATION. (i) Following the date on which the Subscription Shares and Warrants are issued pursuant to the Subscription Agreements (the “Issuance Date”), the Company shall prepare, and, on or prior to the applicable Filing Deadline (as defined above) file with the SEC pursuant to General Instruction II.L. to form F-10, a prospectus supplement to the Company’s Registration Statement on Form F-10 (file no. 333-208563), which became effective under the Securities Act on December 23, 2015 (the “Current Registration Statement”) (provided that such form is then available for registration by the Company of all of the Registrable Securities in accordance herewith) or such other form of Registration Statement as the Company is then eligible to use to effect a registration of the Registrable Securities, in each case covering the resale of the Registrable Securities issued on the Issuance Date, which prospectus supplement or other Registration Statement, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such prospectus supplement or other Registration Statement also covers such indeterminate number of additional Common Shares as may become issuable upon exercise of or otherwise pursuant to the Warrants to prevent dilution resulting from stock splits, stock dividends, stock issuances or similar transactions. The number of Common Shares initially included in or covered by such prospectus supplement or other Registration Statement shall be no less than the aggregate number of Subscription Shares and Warrant Shares that are then issuable, including upon exercise of or otherwise pursuant to the Subscription Shares and Warrants issued on the Issuance Date, without regard to any limitation on the Buyers’ ability to exercise the Warrants, respectively. Such prospectus supplement or other Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof, as applicable) shall be provided to (and subject to the approval, which shall not be unreasonably withheld, of) the Buyers and their counsel prior to its filing or other submission. Subject to any comments from the SEC or applicable Canadian securities commissions, such prospectus supplement or other Registration Statement shall include the plan of distribution attached hereto as Exhibit A; provided, however, that no Investor shall be named as an “underwriter” in the Registration Statement without the Investor’s prior written consent.

(ii) If for any reason the SEC does not permit all of the Registrable Securities to be included in the prospectus supplement or other Registration Statement filed pursuant to Section 2(a)(i) above, or for any other reason any Registrable Securities are not then included in, and available for sale under, the prospectus supplement or other Registration Statement filed under this Agreement (including if the Registration Statement is on Form F-10 and will no longer be available for resales of the Registrable Securities covered thereby, because the related Canadian home jurisdiction shelf prospectus may no longer be used or for any other reason), then the Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an additional Registration Statement covering the resale of all Registrable Securities not already covered, or that will no longer be covered, by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or General Instruction II.L. of Form F-10 (or successor thereto).

(iii) If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or General Instruction II.L of Form F-10, or requires any Investor to be named as an “underwriter”, the Company shall use its best efforts to persuade the SEC that the offering contemplated by a Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415, as applicable, and that none of the Investors is an “underwriter”. The Investors shall have the right to participate or have their counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which the Investors’ counsel reasonably objects. In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(a)(iii), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415, as applicable (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor. Any cut-back imposed on the Investors pursuant to this Section 2(a)(iii) shall be allocated among the Investors on a pro rata basis and shall be applied first to any Warrant Shares, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree.

b. PIGGY-BACK REGISTRATIONS. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its securities (other than debt securities or securities being registered on Form F-4, Form F-10 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Buyer written notice of such determination and, if within fifteen (15) days after the effective date of such notice, the Buyer shall so request in writing, the Company shall include in such Registration Statement all or any part of such Buyer’s Registrable Securities the Buyer requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Buyer has requested inclusion hereunder as the underwriter shall permit;

PROVIDED, HOWEVER, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled by contract to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and

PROVIDED, FURTHER, HOWEVER, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the contractual right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(b) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which a Buyer is entitled to registration under this Section 2(b) is an underwritten offering, then such Buyer shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement and the underwriting agreement in such offering, on the same terms and conditions as other Common Shares included in such underwritten offering (including, without limitation, execution of an agreement with the managing underwriter or placement agent limiting the sale or distribution such Buyer may make of Common Shares or any securities convertible or exchangeable or exercisable for such shares of the Company, except as part of such registration). Notwithstanding anything to the contrary set forth herein, the registration rights of the Buyer pursuant to this Section 2(b) shall only be available with respect to Registrable Securities that are not then covered by an effective Registration Statement which is available for resale of such Registrable Securities (other than as a result of the provisions of Section 2(a)(iii)).

3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

a. The Company shall prepare promptly, and file with the SEC as soon as practicable after the Issuance Date (but no later than the Filing Deadline), a prospectus supplement to the Current Registration Statement or other Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause the Current Registration Statement to remain current and effective pursuant to General Instruction II.L. of Form F-10 (or successor thereto) or to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing, but in any event shall cause each such other Registration Statement relating to Registrable Securities to become effective no later than the Registration Deadline, and shall keep the Registration Statement current and effective pursuant to Rule 415, if applicable, or General Instruction II.L. of Form F-10 (or successor thereto), if applicable, in which case the Company shall also make all such filings with all applicable Canadian securities commissions or other securities regulatory authorities of a Canadian shelf prospectus, and all amendments and supplements thereto, as shall be necessary or appropriate, at all times until such date as there are no Registrable Securities covered thereby (the “Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and any related Canadian prospectus and amendments or supplements thereto), except for information provided by a Buyer or any transferee of a Buyer pursuant to Section 4(a), shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each Registration Statement as may be necessary to keep each Registration Statement current and effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by each Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in each Registration Statement. In the event that on any Trading Day (as defined below) (the “Registration Trigger Date”) the number of shares available under the Registration Statements filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued or issuable upon exercise of or otherwise pursuant to the Warrants, including, without limitation, any additional Common Shares issued in connection with any anti-dilution provisions contained in the Warrants, without giving effect to any limitations on the Buyers’ ability to exercise the Warrants, the Company shall amend the Registration Statements, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover the total number of Registrable Securities so issued or issuable (without giving effect to any limitations on exercise contained in the Warrants or limitations on conversion or exercise) as of the Registration Trigger Date as soon as practicable, but in any event within twenty (20) days after the Registration Trigger Date (based on the Exercise Price (as defined in the Warrants) of the Warrants, and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof, but in any event the Company shall cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the Registration Trigger Date or as promptly as practicable in the event the Company is required to increase its authorized shares. “Trading Day” shall mean any day on which the Common Shares is traded for any period on the NASDAQ Capital Market, or on the principal U.S. securities exchange or other U.S. securities market on which the Common Shares are then being traded.

c. The Company shall furnish to each Buyer and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment); provided that if the Registration Statement has been filed on Form F-10 (or successor thereto), any preliminary prospectus and prospectus and each amendment or supplement thereto included in such Registration Statement shall consist of the corresponding preliminary prospectus, prospectus or amendment or supplement thereto filed with the Canadian securities commissions or other securities regulatory authorities, with such additions and deletions as are required or permitted by Form F-10; and provided further that the Company may excise any information contained therein which would constitute material non-public information as to any Buyer which has not executed a confidentiality agreement with the Company, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements and such other documents as a Buyer may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Buyer, although the Company may determine in its reasonable judgment to provide any such copies in electronic form only. The Company will immediately notify the Buyers by facsimile of the effectiveness of each Registration Statement or any post-effective amendment thereto. The Company will respond to any and all comments received from the SEC or any Canadian securities commissions or other securities regulatory authorities as soon as reasonably practicable, with a view towards causing each Registration Statement or any amendment thereto to become effective under the Securities Act as soon as practicable and, if applicable, shall file an acceleration request as soon as practicable, but no later than five (5) business days, following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review (or, in the case of a Registration Statement on Form F-10 (or successor thereto), obtain a final receipt in respect of the related shelf prospectus from the Company’s principal provincial securities regulator, and provide such final receipt to the SEC as promptly as practicable after the filing of such Registration Statement).

d. The Company shall use its best efforts to (i) register and qualify, in any jurisdiction where registration and/or qualification is required, the Registrable Securities covered by the Registration Statements under such other securities or “blue sky” laws of such jurisdictions in the United States as the Buyers shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

e. As promptly as practicable after becoming aware of such event, the Company shall notify each Buyer of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Buyer as such Buyer may reasonably request.

f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Buyer who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

g. The Company shall permit a single firm of counsel designated by the Buyers to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at Buyers’ own cost, a reasonable period of time prior to their filing with the SEC (not less than five (5) business days but not more than eight (8) business days) and not file any documents in a form to which such counsel reasonably objects and, to the extent applicable, will not request acceleration of such Registration Statement without prior notice to such counsel.

h. The Company shall hold in confidence and not make any disclosure of information concerning a Buyer provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning such Buyer is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Buyer prior to making such disclosure, and allow such Buyer, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

i. The Company shall use its best efforts to cause all the Registrable Securities covered by each Registration Statement to be listed on each U.S. and Canadian securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, and, if listed on a national exchange, to arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities.

j. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities.

k. The Company shall cooperate with each Buyer who holds Registrable Securities being offered and the managing underwriter or underwriters as reasonably requested by them with respect to an applicable Registration Statement, if any, to facilitate the timely entry into a direct registration or other electronic book-entry system representing those Registrable Securities (not bearing any restrictive legends or similar notations) to be offered pursuant to such Registration Statement, in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Buyer may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Buyer may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC (or otherwise becomes effective, or a prospectus supplement relating thereto is otherwise available for the sale of Registrable Securities as contemplated herein), the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Buyer) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends or similar notations.

l. At the reasonable request of a Buyer, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement, and shall prepare and file with all applicable Canadian securities commissions or other securities regulatory authorities, any corresponding amendments to the related Canadian prospectus, as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Buyers of Registrable Securities pursuant to a Registration Statement.

n. The Company shall comply with all applicable laws related to a Registration Statement (and any related Canadian prospectus) and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and applicable Canadian (and Canadian provincial) law and the rules and regulations promulgated by the SEC, applicable Canadian securities commissions or other securities regulatory authorities, self-regulatory authorities and securities exchanges).

o. If required by the Financial Industry Regulatory Authority, Inc. Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

p. In connection with any Registration Statement filed on Form F-10 (or successor thereto), the Company shall make such filings (including, without limitation, of one or more shelf prospectuses or amendments and/or supplements thereto) with all applicable Canadian securities commissions or other securities regulatory authorities, self-regulatory authorities and securities exchanges, shall promptly respond to any comments thereof, and shall take such other actions in Canada or any province thereof as shall be necessary or appropriate, in each case, to enable such Registration Statement to become effective and become and remain available for resale of all of the Registrable Securities covered thereby in the same manner and to the same extent as if such Registration Statement were on Form F-3.

q. The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act or General Instruction II.L. of Form F-10, promptly inform the Buyers in writing if, at any time during the Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Buyers are required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection q, “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 120th day after the end of such fourth fiscal quarter).

4. OBLIGATIONS OF THE BUYER. In connection with the registration of the Registrable Securities, each Buyer shall have the following obligations:

a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a Buyer that such Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Buyer of the information the Company requires from such Buyer. Any such information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

b. Each Buyer, by such Buyer’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement (including the filing of the initial prospectus supplement referred to in Section 2(a)(i) above) hereunder, unless such Buyer has notified the Company in writing of the Buyer’s election to exclude all of the Buyer’s Registrable Securities from such Registration Statement.

c. In the event of an underwritten offering pursuant to Section 2(b) in which any Registrable Securities are to be included, the Buyer agrees to enter into and perform the Buyer’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Buyer has notified the Company in writing of the Buyer’s election to exclude all of the Buyer’s Registrable Securities from such Registration Statement.

d. Each Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), the Buyer will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Buyer’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, the Buyer shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Buyer’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

5. REGISTRATION FAILURE. In the event of a Registration Failure (as defined in the Warrants), the Buyer shall be entitled to Failure Payments (as defined in the Warrants) and such other rights as set forth in the Warrants.

6. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company (but not including fees and disbursements for counsel for any Buyer) shall be borne by the Company.

7. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. The Company will indemnify, hold harmless and defend (i) each Buyer, (ii) the directors, officers, partners, managers, members, employees, agents and each Person who controls any Buyer within the meaning of the Securities Act, the Exchange Act or applicable Canadian (or Canadian provincial) law, if any, (iii) any underwriter (as defined in the Securities Act) for each Buyer in connection with an underwritten offering pursuant to Section 2(b) hereof, and (iv) the directors, officers, partners, employees and each Person who controls any such underwriter within the meaning of the Securities Act, the Exchange Act or applicable Canadian (or Canadian provincial) law, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC), any “free-writing prospectus” or any related prospectus (or amendment or supplement thereto) or other document filed with any Canadian securities commissions or other securities regulatory authorities or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, applicable Canadian (or Canadian provincial) law, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification contained in this Section 7(a) shall not apply (A) to a Claim against an Indemnified Person arising out of or based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Indemnified Person for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto; or (B) to any amounts paid in settlement of any Claim effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyer pursuant to Section 10.

b. Promptly after receipt by an Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 7, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be.

PROVIDED, HOWEVER, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, (a) the Company has agreed to pay such fees or expenses, or (b) the Company shall have failed to assume the defense of such Claim and employ counsel reasonably satisfactory to such Indemnified Person or (c) in the reasonable opinion of counsel for the Buyer, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Buyers. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 7, except to the extent that the Company is actually prejudiced in its ability to defend such action.

c. Each Buyer will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, or agents of the Company, if any (each, a “Company Indemnified Person”), against any Claims to which any of them may become subject insofar as such Claims arise out of or are based upon any Violation which occurs due to the inclusion by the Company in a Registration Statement of false or misleading information about such Buyer, where such information was furnished in writing to the Company by such Buyer or on behalf of such Buyer for the purpose of inclusion in such Registration Statement. Notwithstanding anything herein to the contrary, the indemnity contained in this Section 7(c) shall not apply to amounts paid in settlement of any Indemnity Claim if such settlement is effected without the prior written consent of such Buyer, which consent shall not be unreasonably withheld or delayed; and provided, further, however, that a Buyer shall be liable under this Section 7(c) for only that amount of an Indemnity Claim as does not exceed the net amount of proceeds received by such Buyer from the sale of Registrable Securities giving rise to such Violation.

d. Promptly after receipt by a Company Indemnified Person under this Section 7 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if an Indemnity Claim in respect thereof is to be made against a Buyer under this Section 7, deliver to such Buyer a written notice of the commencement thereof, and such Buyer shall have the right to participate in, and, to the extent such Buyer so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Buyer and the Company Indemnified Person, as the case may be.

PROVIDED, HOWEVER, that a Company Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Buyer, if, in the reasonable opinion of counsel for the Company, (a) the Buyer has agreed to pay such fees or expenses, or (b) the Buyer shall have failed to assume the defence of such Claim and employ counsel reasonably satisfactory to such Company Indemnified Person, or (c) the representation by such counsel of the Company Indemnified Person and the Buyer would be inappropriate due to actual or potential differing interests between the Company Indemnified Person and any other party represented by such counsel in such proceeding. A Buyer shall pay for only one separate legal counsel for the Company Indemnified Persons, and such legal counsel shall be selected in the reasonable judgment of the Company.

e. The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

8. CONTRIBUTION. To the extent any indemnification by the Company or a Buyer is prohibited or limited by law, each of the Company and such Buyer agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 to the fullest extent permitted by law, based upon a comparative fault standard; provided, however, that in no event shall the contribution obligation of such Buyer be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Buyer in connection with any Claim relating to this Section 8 and the amount of any damages such Buyer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.

9. REPORTS UNDER THE 1934 ACT. With a view to making available to the Buyers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Buyers to sell securities of the Company to the public without registration the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. so long as the Buyers own Registrable Securities, promptly upon request, furnish to the Buyers (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent periodic report of the Company and such other reports and documents filed or furnished to the SEC by the Company and (iii) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration.

10. ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by each Buyer to any transferee of all or any portion of the Registrable Securities if: (i) the Buyer agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event that a Buyer transfers all or any portion of its Registrable Securities pursuant to this Section, the Company shall have at least ten (10) days to file any amendments or supplements necessary to keep a Registration Statement current and effective pursuant to Rule 415 (or General Instruction II.L. to Form F-10 (or successor thereto)), and the commencement date of any Event of Failure (as defined in the Warrants) or Event of Default (as defined in the Warrants) under the Warrants caused thereby will be extended by ten (10) days with respect to such Buyer and its transferee only. Each Buyer shall at all times comply with the restrictions upon transfer contained in Section 8 of the Warrant, which provisions are hereby incorporated by reference and made a part hereof.

11. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the holders of a majority in interest of then-outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each of the Buyers and the Company.

12. MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record or beneficially through a “street name” holder such Registrable Securities (or the Warrants or other securities pursuant to which such Registrable Securities are issuable). If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

ESSA Pharma Inc.

Suite 720, 999 West Broadway Street

Vancouver, BC V5Z 1K5

Canada

Fax: (604) 738-4080

Attn: Chief Financial Officer

With copy to:

Blake, Cassels & Graydon LLP

595 Burrard Street, Suite 2600

Vancouver, BC V7X 1L3

Canada

Fax: (604) 631-3309

Attn: Joseph Garcia

If to a Buyer:

To the address of the applicable Buyer set out on the signature page hereto.

With a copy to:

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

Fax: (617) 248-4000

Attn: Frederick P. Callori

Each party shall provide notice to the other party of any change in address.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e. This Agreement, the Warrants and the Subscription Agreements (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Warrants and the Subscription Agreements supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 10 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, and the provisions of Sections 7 and 8 hereof shall inure to the benefit of, and be enforceable by, each Indemnified Person and Company Indemnified Person (as applicable).

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or other electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions hereunder, that the Buyers shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

m. In the event a Buyer shall sell or otherwise transfer any of such holder’s Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included in a Registration Statement for such transferor.

n. There shall be no oral modifications or amendments to this Agreement. This Agreement may be modified or amended only in writing.

[Remainder of page left intentionally blank]

[Signature page follows]

IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

ESSA PHARMA INC.

By:	/s/ David Wood
Name:	David Wood
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

BUYERS:

CLARUS LIFESCIENCES III, L.P.

BY: CLARUS LIFESCIENCES III GP, L.P., its General Partner

BY: CLARUS VENTURES III, LLC, its General Partner

By:	/s/ Scott Requadt
Name:	Scott Requadt
Title:	Managing Director
Address:	101 Main Street, Suite 1210 Cambridge, MA 02142

[Signature Page to Registration Rights Agreement]

BUYERS: Special Situations Life Sciences Fund, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:
Address:	527 Madison Suite 2600 New York, NY 10022

[Signature Page to Registration Rights Agreement]

BUYERS: Special Situations Fund III QP, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:
Address:	527 Madison Suite 2600 New York, NY 10022

[Signature Page to Registration Rights Agreement]

BUYERS: Special Situations Cayman Fund, L.P.

By:	/s/ David Greenhouse
Name:	David Greenhouse
Title:
Address:	527 Madison Suite 2600 New York, NY 10022

[Signature Page to Registration Rights Agreement]

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By:	Deerfield Mgmt, L.P. General Partner By J.E. Flynn Capital, LLC General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.
By:	Deerfield Mgmt III, L.P. General Partner By J.E. Flynn Capital, LLC General Partner

By:	/s/ David J. Clark
Name:	David J. Clark
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

BUYERS:

Omega Fund IV, L.P.

By:	Omega Fund IV GP, L.P. its General Partner
By:	Omega Fund IV GP Manager, Ltd. its General Partner

By:	/s/ Anne-Mari Paster
Name:	Anne-Mari Paster
Director

[Signature Page to Registration Rights Agreement]

Exhibit A

Plan of Distribution

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common shares or interests in common shares received after the date of this prospectus from a selling shareholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common shares or interests in common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	broker-dealers may agree with the selling shareholders to sell a specified number of such common shares at a stipulated price per common share;

-	a combination of any such methods of sale; and

-	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under [Rule 424(b)(3)] [General Instruction II.L. of Form F-10] or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the common shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

We have agreed under the Registration Rights Agreement to pay all fees and expenses incident to the registration of the common shares, other than the fees and disbursements of counsel to the selling shareholders.

The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 or Rule 904 of Regulation S under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an amendment to this prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

This prospectus has not been filed in respect of, and will not qualify, any distribution of the common shares in British Columbia or in any other province or territory of Canada at any time.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the common shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the common shares offered by this prospectus.